UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

Auriga Laboratories, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Century Park E, Suite 1130, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 461-3600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 21, 2007, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) entered into a License Agreement (“License Agreement ”) with Ellevan LLC (“Ellevan”). Under the terms of the License Agreement, Ellevan has granted an exclusive worldwide license to the Company to make and sell any product which incorporates Ellevan’s technology related to nasal gel. The sole member and manager of Ellevan is Dr. Donald Carter, who developed the Ellevan nasal gel. The Company will pay initial licensing fees of $25,000 in cash. In addition, the Company will pay a royalty of 4% of net sales of licensed products up to $2 million per year, 5% of net sales of licensed products between $2 million and $5 million per year, and 7% of net sales of licensed products over $5 million per year. Dr. Carter and two of his Ellevan associates will provide assistance to the Company in its development and marketing of products under the License Agreement, and in consideration will receive a total of 25,000 shares of Company common stock. A copy of the License Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Section 8 – Other Events

Item 8.01 — Other Events.

A copy of the press release announcing the entry by the Company into the License Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Shell Company Transactions.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	License Agreement dated as of May 17, 2007 by and between the Company and Ellevan LLC
99.1	Press Release dated May 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2007	AURIGA LABORATORIES, INC.

By: /s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	License Agreement dated as of May 17, 2007 by and between the Company and Ellevan LLC
99.1	Press Release dated May 24, 2007

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